Exhibit 4.7

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 19, 2003 (the “Agreement Date”), by and among Liberty Media Corporation, a Delaware corporation (the “Company”), and the parties listed as Holders on Schedule A hereto (the “Holders”).

RECITALS

WHEREAS, pursuant to a Share Exchange Agreement, dated as of August 18, 2003 (the “Share Exchange Agreement”), by and among the Company and the other Persons specified therein, the other Persons specified therein have agreed to transfer, convey, assign and deliver to the Company shares of Class B common stock, par value $0.01 per share, of UnitedGlobalCom, Inc., a Delaware corporation (“UGC”), in exchange for shares of Series A common stock, par value $0.01 per share of the Company (the “Common Stock”) and cash.

WHEREAS, certain Persons who are members of the UGC management group have entered into Noncompetition and Nonsolicitation Agreements (each such agreement, a “Noncompetition Agreement”) with Liberty pursuant to which, among other things, such Persons will receive shares of Common Stock.

WHEREAS, the Company and the Holders desire to enter into this Agreement to provide the Holders with certain registration rights with respect to the shares of Common Stock to be issued pursuant to the Share Exchange Agreement and the Noncompetition Agreements.

WHEREAS, the Share Exchange Agreement and the Noncompetition Agreements contemplate the execution and delivery of this Agreement by the Company and the Holders.

WHEREAS, in order to provide for the filing of the Shelf Registration Statement (as defined herein) prior to the consummation of the transactions contemplated by the Share Exchange Agreement and the Noncompetition Agreements, the Company and the Holders are entering into this Agreement.

WHEREAS, this Agreement is entered into in substitution of the parties entering into the Registration Rights Agreement contemplated by the Share Exchange Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      Definitions

(a)                                  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Share Exchange Agreement.  The following terms, as used herein, have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means with respect to any specified Person, an “affiliate,” as defined in Rule 144 of the Act, of such Person.

“Agreement” has the meaning set forth in the preamble.

“Agreement Date” has the meaning set forth in the preamble.

“Business Day” means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Disadvantageous Condition” has the meaning set forth in Section 2(c).

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Effective Time” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning set forth in the preamble.

“Indemnified Party” has the meaning set forth in Section 4(c).

“Indemnifying Party” has the meaning set forth in Section 4(c).

“Inspectors” has the meaning set forth in Section 3(e).

“Noncompetition Agreement” has the meaning set forth in the recitals.

“Person” means any individual, corporation, limited liability company, partnership, business association or other entity.

“Records” has the meaning set forth in Section 3(e).

“Registrable Securities” means the Common Stock issued, or to be issued, to the Holders under the Share Exchange Agreement and the Noncompetition Agreements and any securities issued in exchange for the Common Stock in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization of the Company.

“Registration Expenses” means all (i) registration, qualification and filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company, (vi) customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, to the extent the Company chooses to obtain such comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration and (viii) fees and expenses of listing the Registrable Securities on a securities exchange; provided, that, Registration Expenses shall not include any fees, discounts or commissions attributable to the sale of Registrable Securities.

“Registration Rights Agreement” means the Registration Rights Agreement contemplated by the Share Exchange Agreement.

“Share Exchange Agreement” has the meaning set forth in the recitals.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“UGC” has the meaning set forth in the recitals.

2.                                      Shelf Registration

(a)                                  Filing of Shelf Registration Statement.  Subject to Section 2(c), the Company shall use commercially reasonable efforts to prepare and file a “shelf” registration statement with respect to the Registrable Securities on Form S-3, or any other appropriate form under the Act (the “Shelf Registration Statement”), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act as promptly as reasonably practicable following the Agreement Date.  The Company agrees to give the Holders not less than three Business Days advance notice of its intent to file the Shelf Registration Statement.

(b)                                 Effectiveness of Shelf Registration Statement.  Subject to Section 2(c), the Company shall use commercially reasonable efforts (i) to respond to any comments received from the staff of the SEC as promptly as practicable, (ii) to have the Shelf

Registration Statement ready to be declared effective within a reasonable period of time following the Agreement Date, and (iii) to keep the Shelf Registration Statement continuously effective during the time period (the “Effectiveness Period”) commencing on the date such Shelf Registration Statement is declared effective (the “Effective Time”) and ending on the date that is the earlier of (A) one year from the closing of the transactions contemplated by the Share Exchange Agreement and (B) the date that all Registrable Securities have been sold, whether pursuant to the Shelf Registration Statement or otherwise; provided that (x) before filing a Shelf Registration Statement or prospectus or any amendments or supplements thereto (other than documents incorporated by reference), the Company shall provide counsel selected by the Holders of a majority of the Registrable Securities with a reasonable opportunity to review and comment on such Shelf Registration Statement and each prospectus included therein (and each such amendment and supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control and (y) the Company shall notify the Holders and counsel for the Holders of any stop order issued or threatened by the SEC and shall take commercially reasonable actions required to prevent the entry of such stop order or to remove such stop order if entered.

(c)                                  Blackout Periods.  With respect to the Shelf Registration Statement, if the board of directors (or executive committee) of the Company shall reasonably determine, in its good faith judgment, that to maintain the effectiveness of such Shelf Registration Statement or, if no Shelf Registration Statement has yet been filed, to file such a Shelf Registration Statement would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Affiliates that would materially interfere with such transaction or negotiations or (ii) otherwise require premature disclosure of information, in either case that would be significantly disadvantageous (a “Disadvantageous Condition”), the Company may, for the shortest period possible, from the date of such board’s (or such executive committee’s) determination, notify the Holders that such Shelf Registration Statement will not be filed or is unavailable for use.  Upon the receipt of any such notice, the Holders shall forthwith discontinue use of the prospectus contained in such Shelf Registration Statement.  If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Holders to such effect.

(d)                                 Plan of Distribution.  At the Effective Time, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law under ordinary circumstances.  The “Plan of Distribution” section of the Shelf Registration Statement and prospectus shall be substantially in the form of Annex A hereto (to the extent such inclusion is permitted under applicable SEC regulations and is consistent with comments received from the SEC during any SEC review of the Shelf Registration Statement).

(e)                                  Expenses.  Except as specifically provided herein, the Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 2.  Each Holder shall pay all fees and expenses of counsel for such Holder and all fees, discounts and commissions, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any Shelf Registration Statement.

3.                                      Registration Procedures

In connection with the registration pursuant to Section 2, the Company shall, subject to the provisions of such Section, use commercially reasonable efforts to effect the registration of the Registrable Securities for resale following the issuance thereof in accordance with the intended method of disposition thereof, and in connection therewith:

(a)                                  The Company shall, at least three Business Days prior to filing a Shelf Registration Statement or prospectus or any amendment or supplement thereto, furnish to one counsel selected by the Holders of a majority of the Registrable Securities a copy of such Shelf Registration Statement as proposed to be filed (including documents to be incorporated by reference therein that expressly relate to the offering contemplated therein) which documents will be subject to the reasonable review and comments of such counsel during such three-Business-Day period and the Company will not file any Shelf Registration Statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holders to which such counsel shall reasonably object in writing.  Thereafter the Company will furnish to the Holders such number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding documents incorporated by reference therein other than those that expressly relate to the offering), the prospectus included in such Shelf Registration Statement and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

(b)                                 The Company will use commercially reasonable efforts (i) to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Holder reasonably (in the light of such Holder’s intended plan of distribution) requests and (ii) to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided that the Company will not be required to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (x) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(c)                                  The Company will immediately notify each Holder, when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to each such Holder any such supplement or amendment, and the Company will promptly prepare and furnish to each such Holder a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(d)                                 The Company will take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Securities; provided that, under no circumstances, will the Company be obligated to enter into an underwriting or similar agreement with any Person.

(e)                                  The Company will make available for inspection by any Holder of Registrable Securities covered by the Shelf Registration Statement and any attorney, accountant or other professional retained by any such Holder (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with the Shelf Registration Statement; provided that in no event shall the Company be required to make available to the Holders or their counsel any information that the Company’s board of directors in its reasonable judgment believes is competitively sensitive.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Shelf Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public.  Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(f)                                    The Company will otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning with the first month after the effective date of the Shelf Registration Statement (as the term “effective date” is defined in Rule 158(c)

promulgated under the Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

(g)                                 The Company will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange and included on each national quotation system on which similar securities issued by the Company are then listed or quoted.

(h)                                 The Company will prepare and file with the SEC promptly upon the request of any such Holder, any amendments or supplements to the Shelf Registration Statement or prospectus that, in the reasonable opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

The Company may require each Holder of Registrable Securities included in the Shelf Registration Statement promptly to furnish in writing to the Company such information regarding the Holder as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(c).

4.                                      Indemnification

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder, its officers, directors and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities (joint or several) and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder or on such Holder’s behalf in either such case expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from (i) the fact that a current copy of the prospectus (as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, (ii) the use of any prospectus by or on behalf of any Holder more than 24 hours after the Company has notified such Person that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the use of any prospectus by or on behalf of any Holder after such time as the obligation of the Company to keep the Shelf Registration Statement effective has expired.

(b)                                 Indemnification by Holders.  Each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law (including without limitation reimbursement of the Company for any legal or any other expenses reasonably incurred by it in investigating or defending such loss, claim, damage, liability or expense) the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder in Section 4(a), but only (i) with respect to information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in the Shelf Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or (ii) to the extent that any loss, claim, damage, liability or expense described in this Section 4(b) results from (x) the fact that a current copy of the prospectus (as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, (y) the use of any prospectus by or on behalf of any Holder more than 24 hours after the Company has notified such Person that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) the use of any prospectus by or on behalf of any Holder after such time as the obligation of the Company to keep the Shelf Registration Statement effective has expired.

(c)                                  Conduct of Indemnification Proceeding.  In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 4(a) or 4(b) (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the

Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel at the expense of the Indemnifying Party or (ii) representation of both parties by the same counsel would be inappropriate due to actual differing or conflicting interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Securities included in the Shelf Registration Statement.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d)                                 Contribution.  If the indemnification provided for hereunder is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses as between the Company on the one hand and each Holder covered by the Shelf Registration Statement on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.                                      Miscellaneous

5.1                               Notices

All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (a) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (b) when delivered by hand or transmitted by telecopy (answer back received), if received prior to 5 p.m., Denver, Colorado time, on a Business Day, otherwise on the next Business Day or (c) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested, in each case to the intended recipient as set forth below:

(i)                 if to the Company, to:

12300 Liberty Boulevard

Englewood, Colorado  80112

Facsimile: (720) 875-5268
Attention: General Counsel

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY  10112-4498
Facsimile: (212) 408-2501
Attention: Robert W. Murray Jr.

(ii)              if to a Holder, to such Holder’s address set forth on Schedule A hereto.

Any party to this Agreement may give any notice or other communication hereunder using any other means, but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended during business hours on a Business Day in the place of receipt.  Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice of such change in the manner herein set forth.

5.2                               Amendments and Waivers

The provisions of this Agreement may not be (a) amended, modified or supplemented unless consented to in writing by the Company and Holders of at least 50% of the Registrable Securities held by all holders of Registrable Securities outstanding as of such date and (b) waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by, as applicable, the Company or Holders of at least 50% of the Registrable Securities held by all holders of Registrable Securities outstanding as of such date.

5.3                               Governing Law; Jurisdiction; Venue

This Agreement shall be governed in all respects by, and construed in accordance with, the internal laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.  Each party will submit to the non-exclusive jurisdiction of any federal or state court located in the State of Colorado having subject matter jurisdiction in the event of any dispute arising out of this Agreement. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any such federal or state court located in the State of Colorado and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

5.4                               No Third-Party Beneficiaries

Except for the provisions of Article 4, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

5.5                               Successors and Assigns

This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.  None of the parties to this Agreement may assign its rights or obligations hereunder.

5.6                               Severability

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.7                               Entire Agreement; Counterparts

This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile transmission.

5.8                               Interpretation

When reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

5.9                               Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

5.10                        Registration Rights Agreement Under Share Exchange Agreement

This Agreement is being executed and delivered in substitution of the Registration Rights Agreement contemplated by the Share Exchange Agreement.  The parties agree that the execution and delivery of this Agreement satisfies in full (a) the obligation of each of the parties to the Share Exchange Agreement to execute and deliver a duly executed counterpart to the Registration Rights Agreement pursuant to Sections 2.2(a)(ii) and 2.2(b)(iii) of the Share Exchange Agreement and (b) the delivery of an executed counterpart to the Registration Rights Agreement for purposes of the conditions to the obligations of each of the parties pursuant to Sections 5.2(a) and 6.2 of the Share Exchange Agreement.  This Agreement constitutes an “Other Agreement” for each of the parties to the Share Exchange Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIBERTY:

Liberty Media Corporation, a Delaware corporation

By:	/s/ Elizabeth M. Markowski
Name:	Elizabeth M. Markowski
Title:	Senior Vice President

HOLDERS:

G. SCHNEIDER HOLDINGS, LLLP

/s/ Gene W. Schneider	By:	/s/ Gene W. Schneider
Gene W. Schneider	Name:	Gene W. Schneider
	Title:	Executive Director

ROCHELLE INVESTMENT LIMITED PARTNERSHIP		ROCHELLE LIMITED PARTNERSHIP

		By:	/s/ Curtis W. Rochelle
By:	/s/ Curtis W. Rochelle	Name:	Curtis W. Rochelle
Name:	Curtis W. Rochelle	Title:	Attorney in Fact
Title:	Attorney in Fact

/s/ Curtis W. Rochelle		/s/ Curtis W. Rochelle
Jim Rochelle		April Brimmer Kunz
By Curtis W. Rochelle, Attorney-in-Fact		By Curtis W. Rochelle, Attorney-in-Fact

/s/ Curtis W. Rochelle
Kathleen Jaure
By Curtis W. Rochelle, Attorney-in-Fact

CAROLLO COMPANY		ALBERT & CAROLYN COMPANY

By:	/s/ Albert M. Carollo	By:	/s/ Albert M. Carollo
Name:	Albert M. Carollo, Sr.	Name:	Albert M. Carollo, Sr.
Title:	General Partner	Title:	Attorney in Fact

JAMES R. CAROLLO LIVING TRUST		JOHN B. CAROLLO LIVING TRUST

By:	/s/ Albert M. Carollo	By:	/s/ Albert M. Carollo
Name:	Albert M. Carollo, Sr.	Name:	Albert M. Carollo, Sr.
Title:	Attorney-in-Fact	Title:	Attorney in Fact

/s/ Michael T. Fries
Michael T. Fries

/s/ Mark L. Schneider
Mark L. Schneider

THE GWS TRUST

/s/ Tina M. Wildes	By:	/s/ Tina M. Wildes
Tina M. Wildes	Name:	Tina M. Wildes
	Title:	Trustee

/s/ Ellen P. Spangler
Ellen P. Spangler

Schedule A

Schedule of Holders

Name and Address of Stockholder

Gene W. Schneider
4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

G. Schneider Holdings, LLLP

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

The GWS Trust

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

Rochelle Investment Limited Partnership

2717 Carey Avenue

Cheyenne, Wyoming  82001

Rochelle Limited Partnership

2717 Carey Avenue

Cheyenne, Wyoming  82001

Jim Rochelle

Box 967

Gillette, Wyoming  82717

April Brimmer Kunz

6210 Brimmer Road

Cheyenne, Wyoming  82009

Kathleen Jaure

Box 321

Rawlins, Wyoming  82301

Carollo Company

602 Broadway

Rock Springs, Wyoming  82901

Albert & Carolyn Company

602 Broadway

Rock Springs, Wyoming  82901

James R. Carollo Living Trust

Box 772870

Steamboat Springs, Colorado  80477

John B. Carollo Living Trust

602 Broadway

Rock Springs, Wyoming  82901

Michael T. Fries

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

Mark L. Schneider

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

Tina M. Wildes

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

Ellen P. Spangler

4643 S. Ulster Street

Ste 1300

Denver, Colorado  80237

ANNEX A

Plan of Distribution

The selling securityholders may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling securityholders, including directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers.  These discounts, concessions or commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved.  The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

Each of the selling securityholders has advised us that the securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

•                  on the New York Stock Exchange;

•                  in the over-the-counter market;

•                  in transactions otherwise than on the New York Stock Exchange or in the over-the-counter market; or

•                  any combination of the foregoing.

In addition, the selling securityholders may also enter into hedging and/or monetization transactions.  For example, the selling securityholders may:

•                  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will engage in short sales of securities;

•                  itself sell short the securities under this prospectus and use the securities held by it to close out any short position;

•                  enter into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party; or

•                  loan or pledge the securities to a broker-dealer or affiliate of a broker-dealer or other third party.

Each of the selling securityholders has advised us that it has not entered into any agreements, arrangements or understandings with any broker-dealer or agent regarding the sale of its securities.  The selling securityholders may sell any or all of the securities offered by it pursuant to this prospectus.  In addition, there can be no assurance that the selling securityholders will not transfer, devise or gift the securities by other means not described in this prospectus.

There can be no assurance that the selling securityholders will sell any or all of the securities pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the securities offered by it will be the purchase price of the securities less discounts, concessions and commissions, if any.  If the securities are sold through broker-dealers, the selling securityholder will be responsible for discounts and commissions and/or agent’s commissions.  We will not receive any of the proceeds from the sale of the securities covered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

Any broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  As a result, any profits on the sale of the securities by the selling securityholders and any discounts, concessions or commissions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent or dealer, and any applicable discounts, concessions or commissions with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We have agreed to indemnify the selling securityholders and each of their directors, officers and controlling persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments that the selling securityholders may be required to make in respect of such liabilities. Each of the selling securityholders has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute with respect to payments in connection with such liabilities.

We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling securityholders’ securities, excluding any legal fees of the selling securityholders and fees, discounts or commissions attributable to the sale of such securities.

Under our registration rights agreement with the selling securityholders, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until the date that is the earlier of [                      ](1) and the date all of the shares subject to this registration statement have been sold by the selling securityholders.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions.  In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

(1) The first anniversary of the Closing of the transactions contemplated by the Share Exchange Agreement.